Exhibit 99.1

Thermadyne Changes Name to Victor Technologies

Corporate name change leverages the company’s strongest and most established brand.

ST. LOUIS, May 21, 2012 (GLOBE NEWSWIRE) – Thermadyne Holdings Corporation today announced that it has changed its name to Victor Technologies Group, Inc. and the name of its wholly owned subsidiary Thermadyne Industries, Inc. to Victor Technologies International, Inc.

“To re-position the company in the marketplace, we are returning to our roots,” says Martin Quinn, the company’s Chief Executive Officer. “Victor Technologies will recapture the pioneering spirit and embody the original attributes of the Victor brand: authenticity, reliability and innovation.”

Victor is the company’s strongest and most established brand, celebrating its 100th anniversary in 2013. “By leveraging the Victor name, we reinforce to the industry our focus on meeting the needs of the end user customer for our products and providing advanced cutting, welding and gas control solutions through each of our brands,” said Quinn. “Our vision for the company is ‘Innovation to shape the world.’”

About Victor Technologies

Headquartered in St. Louis, Missouri, Victor Technologies provides superior solutions for cutting, welding and gas control equipment under brand names that include Victor®, Tweco®, Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. For more information about Victor Technologies, its products and services, visit the company’s web site at www.victortechnologies.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.

Contact:

Bill Wehrman, Communications Manager

Victor Technologies

Phone: 636-728-3057

Email: media@victortechnologies.com

Alternate Contact:

Chuck Schroeder (PR Representative)

Office: 262-240-9790; Mobile: 414-467-3287

Email: chucks@imipr.com